As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-199824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2
to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERCLOUD SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0963722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1030 Broad Street, Suite 102

Shrewsbury, New Jersey 07702

(973) 630-5460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Munro

Chief Executive Officer

InterCloud Systems, Inc.

1030 Broad Street, Suite 102

Shrewsbury, New Jersey 07702

(973) 630-5460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Ali Panjwani, Esq.

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Telephone: (212) 421-4100

Facsimile: (212) 326-0806

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

 If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 13, 2015

PRELIMINARY PROSPECTUS

Common Stock

This prospectus relates to the sale or other disposition from time to time by the selling stockholders identified in this prospectus of up to 2,400,000 shares of common stock, of which 868,838 shares are issued and outstanding on the date hereof, 303,083 shares may be issued upon the exercise of outstanding warrants and 1,228,079 shares may be issued to the selling stockholders upon the effectiveness of certain anti-dilution adjustments set forth in the outstanding warrants. All of the shares, when sold, will be sold by these selling stockholders. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution” on page 30. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by a selling stockholder. We will pay the expenses incurred in registering the shares of common stock covered by this prospectus, including legal and accounting fees. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ICLD.”  On January 12, 2015, the closing price of our common stock on the NASDAQ Capital Market was $2.70 per share.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

See “Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015

ABOUT THIS PROSPECTUS

We have not, and the selling stockholders have not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not registered the sale of the shares under the securities laws of any state.  Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby.  This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read this entire prospectus carefully, including the documents incorporated by reference herein, which are described under the sections "Incorporation by Reference of Certain Documents," and "Where You Can Find More Information," and especially the “Risk Factors” section of this prospectus and our historical and pro forma consolidated financial statements and related notes included elsewhere or incorporated by reference in this prospectus, before making an investment decision.

Unless otherwise noted, “we,” “us,” “our,” and the “Company” refer to InterCloud Systems, Inc. and its predecessors and consolidated subsidiaries, unless otherwise specified.

Unless otherwise indicated, the information in this prospectus reflects a one-for-125 reverse stock split of our common stock effected on January 14, 2013 and a one-for-four reverse stock split of our common stock effected on August 1, 2013.  All share and per share data has been adjusted for such reverse stock splits for all periods presented.

Our Company

General

We are a single-source provider of end-to-end information technology (IT) and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We offer cloud and managed services, professional consulting and staffing services, and voice, data and optical solutions to assist our customers in meeting their changing technology demands. Our cloud and managed services group offers enterprise and service-provider customers the opportunity to adopt an operational expense model by outsourcing to us certain of their IT needs, rather than the capital expense model that has dominated in recent decades in IT infrastructure management. Our professional services group offers a broad range of solutions to enterprise and service provider customers, including application development teams, analytics, project management, program management, unified communications, network management and field support services on a short and long-term basis. Our applications and infrastructure division offers enterprise and service provider customers specialty contracting services, including engineering, design, installation and maintenance services, that support the build-out and operation of some of the most advanced small cell, Wi-Fi and distributed antenna system (DAS) networks. We believe the migration of these complex networks from proprietary hardware-based solutions to software-defined networks (SDN) and cloud-based solutions provides our company a significant opportunity as we are one of only a few industry competitors that can span across both the legacy and next-generation networks that are actively being designed and deployed in the marketplace. We also believe we are in a position to assist our customers by offering competitive cloud and SDN solutions from a single source, while also maintaining our customers’ legacy hardware-based solutions.

We provide the following categories of offerings to our customers:

●	Cloud and Managed Services. Our cloud-based service offerings include platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Our cloud services encompass public, private and hybrid cloud offerings within compute, network and storage. In addition, our easy-to-use, intuitive portal assists customers in migrating through an extensive app store and allows customers quickly to add or subtract applications and services. Our experience in system integration and solutions-centric services helps our customers quickly to integrate and adopt cloud-based services. In addition, our managed-services offerings include network management, 24x7x365 monitoring, security monitoring, storage and backup services.

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●	Applications and Infrastructure/Specialty Contracting Services. We provide an array of applications and services throughout North America and internationally, including unified communications, interactive voice response (IVR) and SIP-based call centers. We also offer structured cabling and other field installations. In addition, we design, engineer, install and maintain various types of Wi-Fi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and applications teams support the deployment of new networks and technologies, as well as expand and maintain existing networks. We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks.

●	Professional Services. We provide consulting and professional staffing solutions to the service-provider and enterprise market in support of all facets of IT and next-generation networks, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services. We leverage our international recruiting database, which includes more than 70,000 professionals, for the rapid deployment of our professional services. On a weekly basis, we deploy hundreds of telecommunications professionals in support of our worldwide customers. Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment and its maintenance.

Our Industry

Advances in technology architectures have supported the rise of cloud computing, which enables the delivery of a wide variety of cloud-based services, such as platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Today, mission-critical applications can be delivered reliably, securely and cost-effectively to our customers over the internet without the need to purchase supporting hardware, software or ongoing maintenance. The lower total cost of ownership, better functionality and flexibility of cloud applications represent a compelling alternative to traditional on-premise solutions. As a result, enterprises are increasingly adopting cloud services to rapidly deploy and integrate applications without building out their own expensive infrastructure and to minimize the growth of their own IT departments and create business agility by taking advantage of accelerated time-to-market dynamics.  Gartner, Inc. (Gartner) expects total cloud spending to increase from $132 billion worldwide in 2013 to $244 billion in 2017.

Competitive Strengths

We are a single-source provider of end-to-end IT and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We believe our market advantages center around our cloud-based applications and services portfolio and positioning.  As a true infrastructure 2.0 provider, we add value by enabling applications and services while helping to contain costs.  Customers now demand a partner that can provide end-to-end IT solutions, that offers a solution that allows the customer to move IT expenditures from capital costs to operating costs, and that offers the customer greater elasticity and the ability to rapidly deploy enterprise applications.  We believe our strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our target markets:

●	Single-Source Provider of Cloud and Managed Services Applications and Infrastructure to Enterprise and Service Providers.

●	Customizable Cloud Integration Services. We offer a wide spectrum of flexible and customizable cloud solutions for our customers. We differentiate our services by our ability to plan and customize a wide variety of cloud solutions for each customer.

●	Totally Secure Private and Hybrid Cloud Architectures. While many cloud companies only offer public cloud services, leaving great risks of security challenges within a network, our ability to customize private and hybrid cloud architecture, with multiple levels of security, mitigates these risks.

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●	Licensed and Open Source SaaS Portfolio. Our software as a service (SaaS) business utilizes top licensed software in the marketplace, including offerings from Microsoft, Hewlett Packard and Citrix. In addition, we utilize open source platforms that our skilled applications team can customize to fit our customers’ requirements.

●	Established Customer Relationships

●	Vertical Market Compliance. Our customer list includes relationships in many vertical markets, such as healthcare, finance and retail, which are specifically sensitive to industry compliance. Proficiency with standards such as HIPAA, PCI and Ssae16 are essential. In addition, our applications specialists support customer requirements for unified communication competencies, call center, interactive voice response (IVR) and video applications.

●	Service Provider Relationships. We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others. Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications.

●	Long-Term Master Service Agreements. We have over 30 master service agreements with service providers and OEMs. Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally. We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

●	Global Professional Services

●	Engineering talents. Our geographical reach and vast engineering talents enable our customers to take advantage of our end-to-end solutions and one-stop shopping.

●	Proven Ability to Recruit, Manage and Retain High-Quality Personnel. Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry in which a shortage of skilled labor is often a key limitation for our customers and competitors alike. We own and operate an actively-maintained database of more than 70,000 telecom and IT personnel. We also employ highly-skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs. We believe this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

●	Strong Senior Management Team with Proven Ability to Execute. Our highly-experienced management team has deep industry knowledge and brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Our Growth Strategy

Under the leadership of our senior management team, we intend to build our sales, marketing and operations groups to support our rapid growth while focusing on increasing operating margins.  While organic growth will be a main focus in driving our business forward, acquisitions will play a strategic role in augmenting existing product and service lines and cross-selling opportunities.  We are pursuing several strategies, including:

●	Expand Our Cloud-Based Service Offerings. The IT and telecommunications industries have been undergoing a massive shift in recent years from proprietary hardware solutions to software-defined networking (SDN) and cloud-based solutions. This shift is being driven by many converging issues, including the “consumerization” of IT, BYOD (bring your own device), meta orchestration of complex networks, video growth and the acceptance of open source network architecture. We are building a company that can manage the existing network infrastructures of the largest domestic and international corporations and service providers while also delivering a broad range of enterprise-grade cloud solutions. We believe the ability to provide such services is a critical differentiator as we already have relationships with many potential customers by offering services through our three operating divisions — applications and infrastructure, professional services, and cloud and managed services. Each of our three operating divisions intends to continue to expand by offering additional cloud services, such as cloud management of Wi-Fi and DAS networks, on a virtualized wireless controller running on our cloud rather than installed throughout a customer’s corporate network, which should provide better controls and cost savings for our customers. We expect to expand the service offerings of our professional services division to include services to support the roll-out of SDN and cloud solutions teams and to market such services to both the service provider and enterprise markets. These new service offerings are expected to create a new market for professional services as customers in those markets typically do not have next-generation network professionals on staff. We expect these new services offerings to be a significant growth opportunity in each of those multi-billion-dollar global markets. Industry experts project that cloud-based IT and telecom solutions will outpace traditional hardware sales by 2016, which supports our strategy and growth plans.

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●	Grow Revenues and Market Share through Selective Acquisitions. We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach. We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability. We also believe that increased scale will enable us to bid and take on larger contracts. We believe there are many potential acquisition candidates in the high-growth cloud computing space, the fragmented professional services markets, and in the applications and infrastructure arena.

●	Aggressively Expand Our Organic Growth Initiatives. Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers. As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional cloud and SDN service offerings to them, as well as by extending services to existing customers in new geographies.

●	Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (ICs), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs). We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

●	Increase Operating Margins by Leveraging Operating Efficiencies. We believe that by centralizing administrative functions, consolidating insurance coverage and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Recent Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2013, we have completed the following acquisitions:

●	AW Solutions, Inc. In April 2013, we acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or, collectively, AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry. AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services. The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

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●	Integration Partners-NY Corporation. In January 2014, we acquired Integration Partners-NY Corporation, or IPC, a full-service voice and data network engineering firm based in New York. IPC serves both corporate enterprises and telecommunications service providers. We believe the acquisition of IPC will support the cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.

●	RentVM, Inc. In February 2014, we acquired RentVM, Inc., or RentVM, a New Jersey- based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments. RentVM expands our cloud and managed services capabilities by providing us a software defined data center (SDDC) platform to offer enterprise-grade cloud computing solutions.

●	VaultLogix, LLC. In October 2014, we acquired VaultLogix, LLC and certain related entitles, or collectively VaultLogix, a leading provider of cloud backup services to nearly 10,000 businesses around the world. VaultLogix safeguards a wide range of enterprise-class operating systems and applications through its unique combination of encryption, block-level data duplication and compression. In addition, through its partner program, VaultLogix offers software branding, a robust partner portal and dedicated account management. We believe the acquisition of VaultLogix broadens our suite of cloud service offerings by adding VaultLogix’s cloud backup services to our wide range of cloud services, including IaaS, virtual desktop, hosted exchange, disaster recovery in the cloud and file sharing, and adds new customers and resellers to which we can cross-sell our other services.

Summary Risk Factors

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.  You should carefully consider these risks before making an investment.  Some of these risks include:

●	We may be unable to integrate our recent and future acquisitions, which would adversely affect our business, financial condition, result of operations and prospects.

●	Our business is labor-intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

●	Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

●	We have a history of losses, deficiency in working capital and a stockholders’ deficit and may continue to incur losses in the future. If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

●	We have identified material weaknesses in our internal control over financial reporting, and our management has concluded that our disclosure controls and procedures are not effective. We cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

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●	Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

If any of the foregoing risks or the risks described under the heading “Risk Factors” were to occur, you may lose part or all of your investment.  You should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors” commencing on page 9 of this prospectus, before making an investment decision.

Our Corporate Information

We were incorporated under the name i-realtyauction.com, Inc. in the State of Delaware on November 22, 1999 as a subsidiary of i-Incubator.com, Inc. (INQU).  In November 2000, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and commenced filing periodic reports under the Exchange Act in March 2001.  On August 16, 2001, we changed our name to Genesis Realty Group, Inc. and began to focus our attention on the acquisition, development and management of real property.  In August 2008, we changed our name to Genesis Group Holdings, Inc., and on January 10, 2013, we changed our name to InterCloud Systems, Inc.  We commenced operations in our current line of business in January 2010 when we acquired Digital Comm, Inc., a provider of turnkey services and solutions to the communications industry that we disposed of in September 2012.

Our principal executive offices are located at 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702. The telephone number of our principal executive offices is 732-898-6408, and we maintain a corporate website at http://www.InterCloudsys.com that contains information about our company. The information on, or accessible from, our website is neither part of this prospectus nor incorporated herein by reference.

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  For as long as we are deemed an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies, which exemption we have elected not to apply;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

●	reduced disclosure about our executive compensation arrangements, such as disclosure regarding the compensation policies of our board of directors, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any executive severance arrangements not previously approved.

We will continue to be deemed an emerging growth company until the earliest of:

●	the last day of our fiscal year in which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission, or the SEC, to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

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●	the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

●	the date on which we have, during the prior three-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	the date on which we are deemed to be a ‘large accelerated filer,” as defined in Regulation S-K under the Securities Act.

We also qualify as a “smaller reporting company,” as defined by Regulation S-K under the Securities Act of 1933, as amended, or the “Securities Act.”  As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements, and to exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in any fiscal year.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 2,400,000 shares of common stock, including 868,838 outstanding shares of common stock, 303,083 shares of common stock that may currently be issued upon the exercise of outstanding warrants and 1,228,079 shares of common stock that may be issued to the selling stockholders upon the effectiveness of certain anti-dilution adjustments described below that are set forth in the outstanding warrants. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “ICLD.” Shares of common stock that may be offered in this offering, when issued and paid for, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued in the private placement offering described below or that may be issuable upon exercise of the warrants sold in such offering or upon the effectiveness of certain anti-dilution adjustments agreed to a connection with such offering. Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

On October 8, 2014, we entered into a securities purchase agreement with 31 Group LLC, or 31 Group, one of the selling stockholders, pursuant to which we sold to 31 Group for an aggregate purchase price of $4,300,000 (i) an aggregate of 860,000 shares of our common stock and (ii) a warrant, initially exercisable for up to 300,000 shares of common stock, subject to adjustment as set forth therein.  The exercise price of such warrant is $5.00 per share, subject to adjustment as set forth therein.  The warrant expires on the date that is the earlier of (i) the later of (x) the fifteenth trading day after the date the registration statement of which this prospectus forms a part was declared effective by the SEC, and (y) March 31, 2015, and (ii) such earlier date as set forth in a written agreement between our company and 31 Group; provided, that any such date shall be extended as set forth in such warrant.

Under the terms of the warrant issued to 31 Group, if 31 Group exercises the warrant to purchase common stock for an aggregate purchase price of at least the lesser of (x) $250,000, (y) the product of (A) the exercise price of the warrant then in effect and (B) the quotient of (1) the difference between $1,500,000 and aggregate purchase price of the number of shares that have previously been purchased upon exercise of the warrant, divided by (2) the then current exercise price of the warrant, and (z) the product of (A) the exercise price of the warrant then in effect and (B) 4.99% of the number of shares of our common stock then outstanding, we are obligated to issue to 31 Group, in addition to the shares of common stock issuable upon such exercise pursuant to the terms of the warrant,  a number of additional shares of common stock equal to the difference of (A) the quotient of (x) $4,300,000 divided by (y) the exercise price of the warrant in effect as of such time of determination, less (B) the sum of (x) 860,000 and (y) the sum of the number of additional shares of common stock previously delivered to 31 Group pursuant to the warrant as an anti-dilution adjustment prior to such time of determination.  The effect of such issuance of additional shares of common stock will be to reduce the $5.00 price per share of the shares of common stock originally issued to 31 Group under the securities purchase agreement to any lower price per share paid by 31 Group to exercise the warrant.

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In connection with such securities purchase agreement, we entered into a registration rights agreement with 31 Group, dated October 8, 2014, pursuant to which we agreed to file the registration statement of which this prospectus forms a part with the SEC on or before November 5, 2014.  We were required to use our reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing, and are required to cause such registration statement to remain effective until the shares offered hereby have been sold or may be freely sold without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

On October 20, 2014, we entered into a securities purchase agreement and registration rights agreement on substantially identical terms with Capital Ventures International, or CVI, one of the selling stockholders, pursuant to which we sold to CVI for an aggregate purchase price of $44,190 (i) an aggregate of 8,838 shares of our common stock and (ii) a warrant, initially exercisable for up to 3,083 shares of common stock, subject to adjustment as set forth therein.  The terms of the warrant issued to CVI have anti-dilution adjustments substantively identical to those granted to 31 Group that may require us to issue to CVI additional shares of common stock if CVI exercises its warrant at a time when the market price of our common stock is less than $5.00 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the following risk factors and all other information contained in this prospectus, as well as any amendment or updates to our risk factors reflected in our future filings with the SEC, including, without limitation, our annual reports on Form 10-K and quarterly reports on Form 10-Q and any prospectus supplement hereto, before purchasing our securities.  If any of the following risks or any risks described in our future SEC filings actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.  In that case, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to Our Business

A failure to successfully execute our strategy of acquiring other businesses to grow our company could adversely affect our business, financial condition, results of operations and prospects.

We intend to continue pursuing growth through the acquisition of companies or assets to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts.  However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all.  Moreover, any completed acquisition may not result in the intended benefits.  For example, while the historical financial and operating performance of an acquisition target are among the criteria we evaluate in determining which acquisition targets we will pursue, there can be no assurance that any business or assets we acquire will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results.  Any such failure could adversely affect our business, financial condition or results of operations.  In addition, any completed acquisition may not result in the intended benefits for other reasons and our acquisitions will involve a number of other risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty applying our expertise in one market to another market;
●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining required regulatory approvals, licenses and permits;

●	We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or were unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

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Any of these risks could prevent us from executing our acquisition growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

We may be unable to successfully integrate our recent and future acquisitions, which could adversely affect our business, financial condition, results of operations and prospects.

We recently acquired a number of companies, including AW Solutions in April 2013, IPC in January 2014, RentVM in February 2014 and VaultLogix in October 2014. The operation and management of recent acquisitions, or any of our future acquisitions, may adversely affect our existing income and operations or we may not be able to effectively manage any growth resulting from these transactions.  Before we acquired them, these companies operated independently of one another.  Until we establish centralized financial, management information and other administrative systems, we will rely on the separate systems of these companies, including their financial reporting systems.

Our success will depend, in part, on the extent to which we are able to merge these functions, eliminate the unnecessary duplication of other functions and otherwise integrate these companies (and any additional businesses with which we may combine in the future) into a cohesive, efficient enterprise.  This integration process may entail significant costs and delays could occur.  Our failure to integrate the operations of these companies successfully could adversely affect our business, financial condition, results of operations and prospects.  To the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might adversely affect our business, financial condition, results of operations and prospects, as well as our credit and bonding capacity.

We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

During the years ended December 31, 2013 and 2012 and the nine-month periods ended September 30, 2014 and 2013, we derived approximately 65%, 60%, 17% and 46%, respectively, of our revenues from master service agreements and long-term contracts, none of which require our customers to purchase a minimum amount of services.  The majority of these contracts may be cancelled by our customers upon minimal notice (typically 60 days), regardless of whether or not we are in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed. Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed. Furthermore, our customers generally require competitive bidding of these contracts. As a result, we could be underbid by our competitors or required to lower the price charged under a contract being rebid. The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.

If we do not accurately estimate the overall costs when we bid on a contract that is awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

A significant portion of our revenues from our engineering and professional services offerings are derived from fixed unit price contracts that require us to perform the contract for a fixed unit price irrespective of our actual costs.  We bid for these contracts based on our estimates of overall costs, but cost overruns may cause us to incur losses.  The costs incurred and any net profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	onsite conditions that differ from those assumed in the original bid;

●	delays in project starts or completion;

●	fluctuations in the cost of materials to perform under a contract;

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●	contract modifications creating unanticipated costs not covered by change orders;

●	availability and skill level of workers in the geographic location of a project;

●	our suppliers’ or subcontractors’ failure to perform due to various reasons, including bankruptcy;

●	fraud or theft committed by our employees;

●	citations or fines issued by any governmental authority;

●	difficulties in obtaining required governmental permits or approvals or performance bonds;

●	changes in applicable laws and regulations; and

●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is a part.

These factors may cause actual reduced profitability or losses on projects, which could adversely affect our business, financial condition, results of operations and prospects.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed.  This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work.  Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations.  In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated. Due to the size and nature of our contracts, one or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Ericsson Inc. and its affiliates accounted for approximately 17% of our total revenues in the nine-month period ended September 30, 2014, 41% of our total revenues in the year ended December 31, 2013 and 33% of our total revenues in the year ended December 31, 2012.  Our top four customers, Ericsson, Andrew Solutions (Commscope), NX Utilities and Crown Castle, accounted for approximately 33% of our total revenues in the nine-month period ended September 30, 2014. Our top four customers, Ericsson, Inc., Crown Castle, NX Utilities and Uline, accounted for approximately 57% of our total revenues in the year ended December 31, 2013. Our top four customers, Ericsson, Inc., Nexlink, Verizon Communications and Ericsson Caribbean accounted for approximately 59% of our total revenues in the year ended December 31, 2012. Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers order or perform with their in-house service organizations. A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects. We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

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●	our performance on individual contracts or relationships with one or more significant customers are impaired due to another reason, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	the strength of our professional reputation; and

●	key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the credit markets as a result of the recent economic crisis or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our failure to adequately expand our direct sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our direct sales force, both domestically and internationally. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

Our business is labor intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work.  Our future success depends on our ability to attract, hire and retain project managers, estimators, supervisors, foremen, equipment operators, engineers, linemen, laborers and other highly-skilled personnel.  Our ability to do so depends on a number of factors, such as general rates of employment, competitive demands for employees possessing the skills we need and the level of compensation required to hire and retain qualified employees.  We may also spend considerable resources training employees who may then be hired by our competitors, forcing us to spend additional funds to attract personnel to fill those positions.  Competition for employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business.  Our labor expenses may also increase as a result of a shortage in the supply of skilled personnel.  If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.

If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, as well as the senior management of our subsidiaries, to establish and maintain our customer relationships and identify strategic opportunities.  The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects.  Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors.  Although we have entered into employment agreements with certain of our executive officers and certain other key employees, we cannot guarantee that any of them or other key management personnel will remain employed by us for any length of time.

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Because we maintain a workforce based upon current and anticipated workloads, we may incur significant costs in adjusting our workforce demands, including addressing understaffing of contracts, if we do not receive future contract awards or if these awards are delayed.

Our estimates of future performance depend, in part, upon whether and when we will receive certain new contract awards.  Our estimates may be unreliable and can change from time to time.  In the case of larger projects, where timing is often uncertain, it is particularly difficult to project whether and when we will receive a contract award.  The uncertainty of contract award timing can present difficulties in matching workforce size with contractual needs.  If an expected contract award is delayed or not received, we could incur significant costs resulting from retaining more staff than is necessary.  Similarly, if we underestimate the workforce necessary for a contract, we may not perform at the level expected by the customer and harm our reputation with the customer.  Each of these may negatively impact our business, financial condition, results of operations and prospects.

Timing of the award and performance of new contracts could adversely affect our business, financial condition, results of operations and prospects.

It is generally very difficult to predict whether and when new contracts will be offered for tender because these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals.  Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.  Such delays, if they occur, could adversely affect our operating results for current and future periods until the affected contracts are completed.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.  Our operating results have fluctuated significantly in the past, and could fluctuate in the future.  Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	our inability to adjust certain fixed costs and expenses for changes in demand;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

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Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because some of our work is performed outdoors, our business is impacted by extended periods of inclement weather and is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur.  Generally, inclement weather is more likely to occur during the winter season, which falls during our second and third fiscal quarters.  Additionally, adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages.  In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected.  Significant periods of bad weather typically reduce profitability of affected contracts, both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve challenging engineering, procurement and construction phases that may occur over extended time periods, sometimes up to several years.  We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule.  In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay.  We may not be able to recover any of these costs.  Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project.  These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could adversely affect our business, financial condition, results of operations and prospects.

Our operations are subject to laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to hazardous substances.  While immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, we may nonetheless unknowingly employ illegal immigrants.  Violations of laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.  In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent.  Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied.  Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to maintain qualifications required by certain governmental entities, we could be prohibited from bidding on certain contracts.

If we do not maintain qualifications required by certain governmental entities, such as low voltage electrical licenses, we could be prohibited from bidding on certain governmental contracts.  A cancellation of an unfinished contract or our exclusion from the bidding process could cause our work crews to be idled for a significant period of time until other comparable work becomes available, which could adversely affect our business and results of operations.  The cancellation of significant contracts or our disqualification from bidding for new contracts could reduce our revenues and profits and adversely affect our business, financial condition, results of operations and prospects.

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Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits that are brought or threatened against us in the ordinary course of business.  These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief.  Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us.  Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.  Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of these matters through settlement, mediation or court judgment could have a material impact on our financial condition, results of operations and cash flows.  Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves.  When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments.  If our reserves are inadequate or insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

We employ and assign personnel in the workplaces of other businesses, which subjects us to a variety of possible claims that could adversely affect our business, financial condition, results of operations and prospects.

We employ and assign personnel in the workplaces of other businesses.  The risks of these activities include possible claims relating to:

●	discrimination and harassment;

●	wrongful termination or denial of employment;

●	violations of employment rights related to employment screening or privacy issues;

●	classification of employees, including independent contractors;

●	employment of illegal aliens;

●	violations of wage and hour requirements;

●	retroactive entitlement to employee benefits; and

●	errors and omissions by our temporary employees.

Claims relating to any of the above could subject us to monetary fines or reputational damage, which could adversely affect our business, financial condition, results of operations and prospects.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax.  There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors.  There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors.  Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties.  If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

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Increases in the cost of fuel could adversely affect our business, financial condition, results of operations and prospects.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Most of our contracts do not allow us to adjust our pricing.  Accordingly, any increase in fuel costs could adversely affect our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our costs and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on our contracts.  We also rely on third-party suppliers to provide materials needed to perform our obligations under those contracts.  We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid.  Therefore, to the extent that we cannot engage subcontractors or suppliers, our ability to bid for contracts may be impaired.  In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price.  We sometimes pay our subcontractors and suppliers before our customers pay us for the related services.  If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers for goods received, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with providing construction and related services on construction sites.  For example, some of the work we perform is underground.  If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants that could result in a rupture and discharge of pollutants.  In such a case, we may be liable for fines and damages.  These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage.  Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.  To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements.  While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects.

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Defects in our specialty contracting services may give rise to claims against us, increase our expenses, or harm our reputation.

Our specialty contracting services are complex and our final work product may contain defects.  We have not historically accrued reserves for potential claims as they have been immaterial.  The costs associated with such claims, including any legal proceedings, could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules or prior experience with the customer.  Within our markets, we compete with many national, regional, local and international service providers, including Arrow Electronics, Inc., Black Box Corporation, Dimension Data, plc, Dycom Industries, Inc., Goodman Networks, Inc., MasTec, Inc., TeleTech Holdings, Inc., Tech Mahindra, Ltd., Unisys Corporation, Unitek Global Services, Inc. and Volt Information Sciences, Inc.  Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects.  As a result, any organization with adequate financial resources and access to technical expertise may become a competitor.  Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements.  Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  We also face competition from the in-house service organizations of our customers whose personnel perform some of the services that we provide.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do.  A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts.  As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer.  If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries.  The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation.  Changes in technology may reduce the demand for the services we provide.  For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them.  Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer.  Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers.  Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the Federal Communications Commission, or the FCC, and other international regulators.  The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy.  The United States economy is still recovering from a recession, and growth in United States economic activity has remained slow.  It is uncertain when these conditions will significantly improve.  The wireless telecommunications industry and the staffing services industry are both particularly cyclical in nature and vulnerable to general downturns in the United States and international economies.  Our customers are affected by economic changes that decrease the need for or the profitability of their services.  This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers.  Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans.  As a result, some of our customers may opt to defer or cancel pending projects.  A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

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In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services.  Our plan for growth depends on expanding our company both in the United States and internationally.  If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock.  We incurred losses from operations of $12.7 million, $6.3 million and $2.8 million in the nine-month period ended September 30, 2014 and the years ended December 31, 2013 and 2012, respectively.  In addition, we incurred a net loss attributable to common stockholders of $12 million, $25.4 million and $2.1 million in the nine-month period ended September 30, 2014 and the years ended December 31, 2013 and 2012, respectively. We may continue to incur operating and net losses in future periods. These losses may increase and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the unified communications industry and other factors described elsewhere in this “Risk Factors” section.  If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

We expect that we will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and may dilute current stockholders’ ownership interests. An inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

At September 30, 2014, we had a working capital deficit of $13.4 million, as compared to working capital of $4.2 million at December 31, 2013.  Our future capital requirements will depend on many factors, including the profitability of our businesses, the number and cash requirements of other acquisition candidates that we pursue, and the costs of our operations. We plan to generate positive cash flow from our recently-completed acquisitions to address some of our liquidity concerns.  However, to execute our business plan, service our existing indebtedness and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financing, a bank line of credit, borrowings from affiliates or other arrangements. We cannot be sure that any additional funding, if needed, would be available on terms favorable to us or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute our current stockholders’ ownership in us and could also result in a decrease in the market price of our common stock. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect.  We also may be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition. Furthermore, any debt financing, if available, may subject us to restrictive covenants and significant interest costs. Our inability to raise capital when needed could adversely affect our business, financial condition and results of operations, and could cause our stock price to decline.

We have identified material weaknesses in our internal control over financial reporting, and our management has concluded that our disclosure controls and procedures are not effective. We cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In connection with the audit of our financial statements for the year ended December 31, 2013, our management team identified material weaknesses relating to (i) our failure to effectively implement comprehensive entity-level internal controls, (ii) our lack of a sufficient complement of personnel with an appropriate level of knowledge and experience in the application of U.S. GAAP commensurate with our financial reporting requirements and, (iii) our lack of the quantity of resources necessary to implement an appropriate level of review controls to properly evaluate the completeness and accuracy of the transactions we enter into. Our management also has concluded that our disclosure controls and procedures are not effective such that the information relating to our company required to be disclosed in the reports we file with the SEC (a) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) is accumulated and communicated to our management to allow timely decisions regarding required disclosure. We have taken steps, and plan to continue to take additional steps, towards remediating these material weaknesses for the year ending December 31, 2014 to improve our financial reporting systems and implement new policies, procedures and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

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A lawsuit filed against us in March 2014,  if decided in plaintiffs’ favor, may result in the payment of cash damages that could adversely affect our financial position and liquidity.

In March 2014, a purported class action suit was filed  in the United States District Court for the District of New Jersey against our company, our Chairman of the Board and Chief Executive Officer, Mark Munro, and certain other defendants alleging violations by the defendants (other than Mr. Munro) of Section 10(b) of the Exchange Act and other related provisions in connection with certain alleged courses of conduct that were intended to deceive the plaintiff and the investing public and to cause the members of the purported class to purchase shares of our common stock at artificially inflated prices based on untrue statements of a material fact or omissions to state material facts necessary to make the statements not misleading. The complaint also alleges that Mr. Munro and our company violated Section 20 of the Exchange Act as controlling persons of the other defendants. The complaint seeks unspecified damages, attorney and expert fees, and other unspecified litigation costs.  As of the date of this prospectus, we have not submitted our response to the complaint. We deny the allegations in the complaint and are proceeding to vigorously defend the suit. However, as the outcome of litigation is inherently uncertain, it is possible that the plaintiffs will prevail no matter how vigorously we defend ourselves, which could result in significant compensatory damages on the part of our company and Mr. Munro.  Any such adverse decision in such litigation could have a material adverse affect on our financial position and liquidity and on our business and results of operations.  In addition, regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of September 30, 2014, we had total indebtedness of approximately $29.0 million, consisting of $0.4 million of bank debt, $5.0 million of convertible debentures payable, $21.0 million of related-party indebtedness and $2.6 million of contingent consideration for our completed acquisitions.  In addition, in connection with our acquisition of VaultLogix in October 2014, VaultLogix issued $13.3 million aggregate principal amount of secured term notes to an international lender that we guaranteed on a secured basis. Our substantial indebtedness could have important consequences to our stockholders. For example, it could:

●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and

●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

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A high level of indebtedness would increase the risk that we may default on our debt obligations.  Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance.  General economic conditions and financial, business and other factors affect our operations and our future performance.  Many of these factors are beyond our control.  We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

We have in the past failed to comply with certain financial covenants of our loan documents and similar defaults in the future could adversely affect our financial condition and our ability to meet our payment obligations on our indebtedness.

On September 23, 2013, we entered into a revolving credit and security agreement dated as of September 20, 2013, or the PNC Credit Agreement, among our company, our subsidiaries, as guarantors, and PNC Bank, National Association, or PNC Bank, as agent and a lender, that provided us a revolving credit facility in the principal amount of up to $10.0 million. As of December 31, 2013 and March 31, 2014, we were not in compliance with certain covenants in the PNC Credit Agreement, including covenants relating to the minimum EBITDA requirement and the fixed charge coverage ratio. On April 4, 2014, we terminated the PNC Credit Agreement.  We have in the past also breached certain covenants under another loan agreement that had resulted in various events of default under such agreement, which events of default were either cured or waived by the lenders thereunder.

The term loan agreement entered into by VaultLogix in October 2014 requires VaultLogix and its subsidiaries to meet certain financial covenants, including minimum consolidated EBITDA, consolidated leverage ratios, fixed charge coverage ratios and minimum cash requirements. As of the date of this prospectus, neither we nor any of our subsidiaries is in default of any of the covenants of our outstanding indebtedness.  However, any future breach of any of those covenants could result in defaults or events of default under such indebtedness, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed, together with accrued interest, to be due and payable. An event of default under such indebtedness could also create an event of default under our other debt agreements or securities. If following an event of default we are unable to repay the borrowings or interest then due under our loan agreements, the lenders could proceed against their collateral, if any, and if the indebtedness under any loan agreements or debt securities were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities.  Areas requiring significant estimates by our management include:

●	contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims;

●	provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others;

●	valuation of assets acquired and liabilities assumed in connection with business combinations; and

●	accruals for estimated liabilities, including litigation and insurance reserves.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available.  However, our actual results could differ from, and could require adjustments to, those estimates.

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Risks Related to Our Operating History and Results of Operations

Our limited operating history as an integrated company, recent acquisitions and the rapidly-changing telecommunications market may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects, and also impairs our ability to accurately forecast our future performance.

Although we were incorporated in 1999, we were a development stage company with limited operations until our 2010 merger with Digital.  We experienced rapid and significant expansion in the years ended December 31, 2013 and 2012 due to a series of strategic acquisitions.  We acquired three companies in 2012, one company in 2013 and three companies in 2014.

As a result of our recent acquisitions, our financial results are heavily influenced by the application of the acquisition method of accounting.  The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value.  If our assumptions are incorrect, any resulting change or modification could adversely affect our financial conditions and/or results of operations.

Further, our limited operating history as an integrated company, combined with our short history operating as providers of staffing and cloud-based services, may not provide an adequate basis for investors to evaluate our business, financial condition, results of operations and prospects, and makes accurate financial forecasting difficult for us.  Because we operate in the rapidly-evolving IT and telecommunications markets and because our business is rapidly changing due to a series of acquisitions, we may have difficulty in engaging in effective business and financial planning.  It may also be difficult for us to evaluate trends that may affect our business and whether our expansion may be profitable.  Thus, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

If we are unable to sustain our recent revenue growth rates, we may never achieve or sustain profitability.

We experienced significant growth in recent years, primarily due to our strategic acquisitions. Our total revenues increased to $52.5 million in the nine-month period ended September 30, 2014 from $39.6 million in the nine-month period ended September 30, 2013, and to $51.4 million in the year ended December 31, 2013 from $17.1 million in the year ended December 31, 2012. In order to become profitable and maintain our profitability, we must, among other things, continue to increase our revenues.  We may be unable to sustain our recent revenue growth, particularly if we are unable to develop and market our specialty contracting and telecommunications staffing services, increase our sales to existing customers or develop new customers.  However, even if our revenues continue to grow, they may not be sufficient to exceed increases in our operating expenses or to enable us to achieve or sustain profitability.

Our inability to obtain additional capital may prevent us from completing our acquisition strategy and successfully operating our business; however, additional financings may subject our existing stockholders to substantial dilution.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future strategic acquisitions through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all.  If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more strategic acquisitions or business plans.  In addition, we could be forced to discontinue product development and reduce or forego attractive business opportunities.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution.  In addition, debt financing, if available, may involve restrictive covenants.  We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.  Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

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Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section.  We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.  Our future funding requirements will depend on many factors, including, but not limited to, the costs and timing of our future acquisitions.

We are an emerging growth company within the meaning of the Jumpstart Our Businesses Startups Act of 2012 and, as a result, have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC.

Because we qualify as an emerging growth company, or EGC, under the Jumpstart Our Businesses Startups Act of 2012, or JOBS Act, we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC in connection with this prospectus, and for a period of up to five years following our November 2013 offering of shares of common stock if we remain an EGC.  For example, with respect to this prospectus, we have provided only two fiscal years of audited financial information and selected financial data and have provided scaled-down disclosure on executive compensation, such as not including a “Compensation Discussion and Analysis” in this prospectus.  In addition, for as long as we remain an EGC, we are not subject to certain governance requirements, such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes, and we are not required to obtain an annual attestation report on our internal control over financial reporting from a registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act.  We may take advantage of these reporting exemptions until we are no longer an EGC.  We can be an EGC for a period of up to five years after our November 2013 equity offering, although we will cease to be an EGC earlier than that if our total annual gross revenues equal or exceed $1 billion in a fiscal year, if we issue more than $1 billion in non-convertible debt over a three-year period or if we become a “large accelerated filer” under Rule 12b-2 of the Exchange Act.

Accordingly, in this prospectus you are not receiving the same level of disclosure as you would receive in an annual report on Form 10-K of a non-EGC issuer and, following this prospectus, our stockholders will not receive the same level of disclosure that is afforded to stockholders of a non-EGC issuer.  It is also possible that investors will find our shares of common stock to be less attractive because we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC, which could adversely affect the trading market for our shares of common stock and the prices at which our stockholders may be able to sell shares of our common stock.

We exercise judgment in determining our provision for taxes in the United States and Puerto Rico that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

The amounts we record in intercompany transactions for services, licenses, funding and other items affects our tax liabilities.  Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local and foreign taxing authorities.  We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain.  Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes that could adversely affect our tax provision and net income in the period or periods for which that determination is made.

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Risks Related to our Common Stock

Our common stock price has fluctuated widely in recent years, and the trading price of our common stock is likely to continue to be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance.  The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock.  In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility.  Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the Securities and Exchange Commission;

●	market conditions for providers of services to telecommunications, utilities and cloud services customers;

●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;

●	changes in government policies in the United States and, as our international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	dilution caused by the conversion into common stock of convertible debt securities or by the exercise of outstanding warrants;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance.  This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all.  In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company.  Our involvement in any class action suit or other legal proceeding, including the lawsuit filed against us in March 2014 and described elsewhere in the information incorporated by reference in this prospectus, could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

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The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings.  As of December 1, 2014, we had 17,673,287 shares of common stock issued and outstanding, of which 9,680,929 shares were restricted securities pursuant to Rule 144 promulgated by the SEC.  The sale of these shares into the open market may adversely affect the market price of our common stock.

In addition, at December 1, 2014, we also had outstanding $28,606,922 aggregate principal amount of convertible notes that are convertible into 3,877,394 shares of common stock and $2,719,130 aggregate principal amount of our 12% Convertible Debentures due 2015, or the Convertible Debentures, that also are convertible into shares of our common stock.  However, we cannot currently determine the total number of shares of our common stock that may be issued upon the conversion or repayment of the Convertible Debentures because the total number of shares and the conversion prices or the prices at which we can issue our common stock to pay down the principal of and interest on the Convertible Debentures depend on a number of factors, including the prices and nature of any equity securities we may issue in the future and the market prices of our common stock in the periods leading up to any particular amortization payment date on which we elect to make amortization payments on the Convertible Debentures in shares of our common stock.  See Note 8 to Notes to our consolidated financial statements incorporated by reference in this prospectus.  As of December 1, 2014, there were also outstanding warrants to purchase an aggregate of 1,261,795 shares of our common stock at a weighted-average exercise price of $5.22 per share, all of which warrants were exercisable as of such date.  The conversion of a significant principal amount of our outstanding convertible debt securities into shares of our common stock, our repayment of a significant amount of principal, interest or other amounts payable under such debt securities in shares of our common stock or the exercise of outstanding warrants at prices below the market price of our common stock could adversely affect the market price of our common stock.  The market price of our common stock also may be adversely affected by our issuance of shares of our capital stock or convertible securities in connection with acquisitions or other financing efforts.

Our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware corporate law, as well as certain of our contracts, contain provisions that could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law, as well as our amended and restated certificate of incorporation and amended and restated bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders.  These provisions could lower the price that future investors might be willing to pay for shares of our common stock.  These anti-takeover provisions:

●	authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

●	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	establish a three-tiered classified board of directors requiring that not all members of our board be elected at one time;

●	establish a supermajority requirement to amend our amended and restated bylaws and specified provisions of our amended and restated certificate of incorporation;

●	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	establish limitations on the removal of directors;

●	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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●	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws;

●	provide that our directors will be elected by a plurality of the votes cast in the election of directors;

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by our stockholders at stockholder meetings;

●	eliminated the ability of our stockholders to call special meetings of stockholders and to act by written consent; and

●	provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action, actions asserting a breach of fiduciary duty and certain other actions against us or any directors or executive officers.

Section 203 of the Delaware General Corporation Law, the terms of our stock incentive plans, the terms of our change in control agreements with our senior executives and other contractual provisions may also discourage, delay or prevent a change in control of our company.  Section 203 generally prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the date the stockholder became an interested stockholder.  Our stock incentive plans include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control.  The terms of changes of control agreements with our senior executives and contractual restrictions with third parties may discourage a change in control of our company.  Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our company even if the change in control is generally beneficial to our stockholders.  These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors.  If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, key non-executive officer employees, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock.  They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently intend to retain any earnings to finance our operations and growth.  As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders.  The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business.  We may never obtain research coverage by securities and industry analysts.  If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline.  In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties include, among others, those referenced in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of any of the warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the warrants. The initial cash exercise price of each warrant is the lower of (i) $5.00 per share or (ii) the average of 82.5% of the volume-weighted average price of our common stock on the Nasdaq Capital Market over the three trading days prior to the date of the exercise of the warrant. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis by net exercise. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the warrants.

Each selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of shares covered by this prospectus.

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SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders identified below of up to 2,400,000 shares of common stock, including 868,838 outstanding shares of common stock, 303,083 shares of common stock that may currently be issued upon the exercise of outstanding warrants and 1,228,079 shares of common stock that may be issued to the selling stockholders upon the effectiveness of certain anti-dilution adjustments described below that are set forth in the outstanding warrants.  The number of  shares covered by this prospectus that may be issued to the selling stockholders in connection with future anti-dilution adjustments (1,228,079 shares), if any, was determined by negotiation between the selling stockholders and us, and may not reflect the actual number of shares, if any, to be issued to the selling stockholders in respect of such adjustments.  The actual number of shares, if any, to be issued may be more or less than such number, and any shares issued in excess of such number will not be eligible for sale under this prospectus. The total dollar value of the 2,400,000 shares of common stock that may be resold by the selling stockholders under this prospectus is $12,000,000, based upon the purchase price of $5.00 per share of our common stock paid by the selling stockholders in the private placement offering of our common stock and warrants described below.

Offering of Common Stock and Warrants

On October 8, 2014, we entered into a securities purchase agreement with 31 Group LLC, or 31 Group, one of the selling stockholders, pursuant to which we sold to 31 Group for an aggregate purchase price of $4,300,000 (i) an aggregate of 860,000 shares of our common stock and (ii) a warrant, initially exercisable for up to 300,000 shares of common stock, subject to adjustment as set forth therein.  The exercise price of such warrant is the lower of (i) $5.00 per share or (ii) the average of 82.5% of the volume-weighted average price of our common stock on the Nasdaq Capital Market over the three trading days prior to the date of the exercise of such warrant, subject to adjustment as set forth therein.  The warrant expires on the date that is the earlier of (i) the later of (x) the fifteenth Trading Day (as defined) after the date the registration statement of which this prospectus forms a part was declared effective by the SEC, and (y) March 31, 2015, and (ii) such earlier date as set forth in a written agreement between our company and 31 Group; provided, that any such date shall be extended as set forth in such warrant.

Under the terms of the warrant issued to 31 Group, if 31 Group exercises the warrant to purchase common stock for an aggregate purchase price of at least the lesser of (x) $250,000, (y) the product of (A) the exercise price of the warrant then in effect and (B) the quotient of (1) the difference between $1,500,000 and aggregate purchase price of the number of shares that have previously been purchased upon exercise of the warrant, divided by (2) the then current exercise price of the warrant, and (z) the product of (A) the exercise price of the warrant then in effect and (B) 4.99% of the number of shares of our common stock then outstanding, we are obligated to issue to 31 Group, in addition to the shares of common stock issuable upon such exercise pursuant to the terms of the warrant,  a number of additional shares of common stock equal to the difference of (A) the quotient of (x) $4,300,000 divided by (y) the exercise price of the warrant in effect as of such time of determination, less (B) the sum of (x) 860,000 and (y) the sum of the number of additional shares of common stock previously delivered to 31 Group pursuant to the warrant as an anti-dilution adjustment prior to such time of determination.  The effect of such issuance of additional shares of common stock will be to reduce the $5.00 price per share of the shares of common stock originally issued to 31 Group under the securities purchase agreement to any lower price per share paid by 31 Group to exercise the warrant.

In connection with such securities purchase agreement, we entered into a registration rights agreement with 31 Group, dated October 8, 2014, pursuant to which we agreed to file the registration statement of which this prospectus forms a part with the SEC on or before November 5, 2014.  We were required to use our reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing, and are required to cause such registration statement to remain effective until the shares offered hereby have been sold or may be freely sold without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

On October 20, 2014, we entered into a securities purchase agreement and registration rights agreement on substantially identical terms with Capital Ventures International, or CVI, one of the selling stockholders, pursuant to which we sold to CVI for an aggregate purchase price of $44,190 (i) an aggregate of 8,838 shares of our common stock and (ii) a warrant, initially exercisable for up to 3,083 shares of common stock, subject to adjustment as set forth therein.  The terms of the warrant issued to CVI have anti-dilution adjustments substantively identical to those granted to 31 Group that may require us to issue to CVI additional shares of common stock if CVI exercises its warrant at a time when the market price of our common stock is less than $5.00 per share.

Under the terms of the warrants acquired by the selling stockholders, a selling stockholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a percentage of shares of our common stock that would exceed 4.99%.

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On October 8, 2014, the date of our sale of common stock and warrants to 31 Group, the closing sale price of our common stock was $4.01 per share.  Assuming a volume-weighted average price of our common stock of $4.01 on the date of exercise by 31 Group of the warrant held by 31 Group in full, due to the anti-dilution provisions of such warrant, we would be required to issue to 31 Group an aggregate of 453,172 shares of common stock in consideration of the aggregate $1,500,000 exercise price of such warrant, thereby reducing the exercise price from $5.00 per share to $3.31 per share.  In addition, due to such anti-dilution provisions, we would be required to issue to 31 Group an additional 439,094 shares of common stock in respect of the 860,000 shares of common stock issued to 31 Group on the October 8, 2014 closing date, thereby reducing the effective price per share paid by 31 Group for its outstanding shares of our common stock to $3.31 per share.

On October 20, 2014, the date of our sale of common stock and warrants to CVI, the closing sale price of our common stock was $3.70 per share.  Assuming a volume-weighted average price of our common stock of $3.70 on the date of exercise by CVI of the warrant held by CVI in full, due to the anti-dilution provisions of such warrant, we would be required to issue to CVI an aggregate of 1,971 shares of common stock in consideration of the aggregate $1,500,000 exercise price of such warrant, thereby reducing the exercise price from $5.00 per share to $3.05 per share.  In addition, due to such anti-dilution provisions, we would be required to issue to CVI an additional 5,651 shares of common stock in respect of the 3,083 shares of common stock issued to CVI on the October 20, 2014 closing date, thereby reducing the effective price per share paid by CVI for its outstanding shares of our common stock to $3.05 per share.

To our knowledge, none of the selling stockholders has a short position in our common stock.

Selling Stockholder Table

The table below sets forth:

●	the names of the selling stockholders;

●	the number of shares of common stock beneficially owned by the selling stockholders as of October 29, 2014;

●	the maximum number of shares of common stock that may be sold or disposed of by the selling stockholders under this prospectus;

●	the number of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming the sale of all of the common stock covered by this prospectus; and

●	the percentage of common stock beneficially owned by the selling stockholders based on 17,046,419 shares of common stock outstanding on October 29, 2014.

Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us.  On December 13, 2013, we sold in a private placement offering convertible debentures in an original aggregate principal amount of $11,625,00 and an aggregate of 36,567 shares of our common stock.  CVI, one of the selling stockholders, participated as an investor in such offering and purchased $500,000 principal amount of the convertible debentures and 1,537 shares of common stock.  The convertible debentures sold in that offering bear interest at the rate of 12% per annum and are payable pursuant to an amortization schedule, with monthly payments that began on July 13, 2014 and ending on the final maturity date of June 13, 2015.  At our election, monthly amortization payments may be paid in cash or, subject to certain conditions, in shares of our common stock.  To date, all such payments have been made in cash.  The convertible debentures are convertible into shares of our common stock at the election of the holders at a conversion price equal to the lesser of (i) $6.36 or (ii) 85% of the price per share of our common stock in the first underwritten public offering of not less than $10 million of our equity securities, subject to customary anti-dilution provisions.

None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority. However, CVI is an affiliate of such a broker-dealer and one of the members of 31 Group is an affiliate of Aegis Capital Corp., a broker-dealer that was the placement agent for our October 2014 private placement of common stock and warrants. Each of the selling stockholders purchased its shares in the ordinary course of business, and at the time of the purchase of the shares being offered, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the shares being offered in this prospectus.

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All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus.

The term “selling stockholders” also includes any pledgees, donees, transferees or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has voting power and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock in violation of the Securities Act.

Beneficial ownership is determined under the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after October 29, 2014. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

As explained below under “Plan of Distribution,” we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares Being		Shares of Common Stock Beneficially Owned After Offering
Selling Stockholder	Shares		Percentage	Offered		Shares	Percentage
31 Group LLC(1)	1,482,606	(2)	8.4%	2,350,000	(3)	322,606	1.9%
Capital Ventures International(4)	64,342	(5)	*	50,000	(6)	52,411	*

*	Less than 1.0%.

(1)	The business address of 31 Group LLC (“31 Group”) is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Mr. Joshua Sason is a member and the controlling person of 31 Group, with sole voting control and investment discretion over securities held by 31 Group, and may be deemed to share beneficial ownership of any securities beneficially owned by 31 Group. Mr. Sason disclaims beneficial ownership of these securities. We have been advised that neither 31 Group nor Mr. Sason is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. However, one of the other members of 31 Group is affiliated with Aegis Capital Corp. and one or more registered broker-dealers, none of whom are currently expected to participate in the sale of the securities offered hereby. The securities being registered hereunder include shares of our common stock purchased by 31 Group and shares of our common stock issuable (or issued) upon exercise of warrants purchased by 31 Group, in each case, in the ordinary course of business, and at the time of purchase neither 31 Group nor any of its members or affiliates had any agreements or understandings, directly or indirectly, with any other person to distribute such shares of Common Stock or warrants or any of the securities being registered hereunder.

(2)

Includes 860,000 outstanding shares of common stock, 263,736 shares of common stock issuable upon the conversion of convertible notes, 58,870 shares of common stock issuable upon the exercise of warrants with an exercise price of $7.25 per share and 300,000 shares of common stock issuable upon exercise of warrants to purchase a variable number of shares depending on the exercise price of such warrants on the date of exercise, which we have assumed for purposes of this table to be $5.00 per share. Under the terms of the warrants owned by 31 Group, 31 Group may not exercise the warrants to the extent (but only to the extent) 31 Group or any of its affiliates would beneficially own a percentage of shares of our common stock that would exceed 4.99%. The number of shares reflected in this table as beneficially owned by 31 Group does not give effect to that limitation.

(3)	Includes up to 1,190,000 shares that may be issued to the selling stockholder upon the effectiveness of certain anti-dilution adjustments described above that are set forth in the warrants held by this selling stockholder.

(4)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary voting and dispositive power with respect to shares held by Capital Ventures International and may be deemed to be the beneficial owner of these shares. Mr. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to share voting and dispositive powers with respect to shares held by Capital Ventures International. Mr. Kobinger disclaims beneficial ownership over shares held by Capital Ventures International. The address for each of the entities identified in this footnote is 101 California Street, Suite 3250, San Francisco, CA 94111.

(5)	Includes 8,838 outstanding shares of common stock, 52,411 shares of common stock issuable upon conversion of convertible debentures and 3,093 shares of common stock issuable upon exercise of wrrants to purchase a variable number of shares depending on the exercise price of such warrants on the date of exercise, which we have assumed for purposes of this table to be $5.00 per share.

(6)	Includes up to 38,079 shares that may be issued to the selling stockholder upon the effectiveness of certain anti-dilution adjustments described above that are set forth in the warrants held by this selling stockholder.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	agreements between broker-dealers and the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $48,500 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to our previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of December 1, 2014, we were authorized to issue 500,000,000 shares of common stock and had 17,673,287 shares (excluding treasury shares) of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses.  Holders of our common stock have no subscription, redemption or conversion rights.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued and outstanding from time to time.  A vote of the holders of a majority of our common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

We also are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval.  Our board of directors has designated:

●	60,000 shares of the authorized but unissued preferred stock as Series B convertible preferred stock;

●	1,500 shares of the authorized but unissued preferred stock as Series C convertible preferred stock;

●	1,000 shares of the authorized but unissued preferred stock as Series D convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series E convertible preferred stock;

●	4,800 shares of the authorized but unissued preferred stock as Series F convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series G convertible preferred stock;

●	2,000 shares of the authorized but unissued preferred stock as Series H convertible preferred stock; and

●	4,500 shares of the authorized but unissued preferred stock as Series I convertible preferred stock.

Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock.  Because our board of directors has the authority to fix the voting rights for any series of preferred stock, the  holders of shares of a series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where Delaware law does not require such class vote, or might be given a  disproportionately large number of votes.  The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain  preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

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Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company.  Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control.  Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control.  Such shares could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid.  In addition, our board of directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions.  The ability of our board of directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer.  Its address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209 and its telephone number is (303) 282-4800.

LEGAL MATTERS

The validity of the shares offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York.  Two members of Pryor Cashman LLP each beneficially own 8,777 shares of our common stock.

EXPERTS

The financial statements as of December 31, 2013 and 2012 and for each of the two years in the periods ended December 31, 2013 and 2012 for InterCloud Systems, Inc. incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2013 and 2012 and for each of the two years in the periods ended December 31, 2013 and 2012 for Integration Partners – NY Corporation incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2012 and for the year in the period ended December 31, 2012 for AW Solutions, Inc. and its Affiliated Company incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also request copies of these filings, at no cost, by telephone at (973) 630-5460 or by mail to: InterCloud Systems, Inc., 1030 Broad Street, Suite 102, Shrewsbury, New Jersey 07702, Attention: Lawrence Sands, Senior Vice President and Corporate Secretary. We also maintain a website at www.InterCloudsys.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on April 8, 2014;

●	our quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 16, 2014, August 14, 2014 and November 13, 2014, respectively;

●	our current report on Form 8-K filed with the SEC on January 7, 2014, as amended by Amendment No.1 thereto filed with the SEC on March 18, 2014, Amendment No. 2 thereto filed with the SEC on June 5, 2014 and Amendment No. 3 thereto filed with the SEC on January 7, 2015, our current reports on Form 8-K filed with the SEC on February 3, 2014, February 7, 2014 and March 14, 2014, our current report on Form 8-K filed with the SEC on March 25, 2014, as amended by Amendment No.1 thereto filed with the SEC on May 30, 2014, Amendment No. 2 thereto filed with the SEC on July 31, 2014, Amendment No. 3 thereto filed with the SEC on August 20, 2014, Amendment No. 4 thereto filed with the SEC on September 18, 2014 and Amendment No. 5 thereto filed with the SEC on October 7, 2014, our current reports on Form 8-K filed with the SEC on April 18, 2014, July 8, 2014, August 22, 2014 and October 10, 2014, our current report on Form 8-K filed with the SEC on October 15, 2014, as amended by Amendment No. 1 thereto filed with the SEC on December 24, 2014, and our current reports on Form 8-K filed with the SEC on October 17, 2014, November 21, 2014 and December 8, 2014;

●	the audited combined financial statements of AW Solutions, Inc. and its affiliated company as of December 31, 2012 and for the year ended December 31, 2012, and the unaudited combined financial statements of AW Solutions, Inc. and its affiliated company as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 that are filed as Exhibit 99.1 to our amendment to current report on Form 8-K/A filed with the SEC on July 1, 2013;

●	the portions of our definitive proxy statement that are deemed filed pursuant to Section 14 of the Exchange Act in connection with our 2014 Annual Meeting of Stockholders filed with the SEC on July 11, 2014; and

●	the description of our capital stock set forth in Form 8-A, filed with the SEC on September 27, 2013, including any amendments or reports filed for the purpose of updating such description, as supplemented by the “Description of Capital Stock” found on page 32 of this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock covered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

InterCloud Systems, Inc.

1030 Broad Street, Suite 102

Shrewsbury, New Jersey 07702

(973) 630-5460

Attn: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$988
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	20,000
Printing and miscellaneous expenses	2,512

Total	$48,500

Item 15.    Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,  rust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 172 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our amended and restated certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our amended and restated bylaws provide that we will indemnify each of our directors and officers, certain employees and agents, to the fullest extent permitted by the DGCL, as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment), against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Our bylaws further provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, our bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders, or otherwise.  Furthermore, our bylaws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers.  These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the amended and restated certificate of incorporation and bylaws.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16.   Exhibits.

Exhibit Number	Exhibits

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on August 5, 2013).

4.2	Form of Warrant, dated as of October 8, 2014, to purchase shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014).

4.3	Registration Rights Agreement, dated October 8, 2014, between InterCloud Systems, Inc., and the investor party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014).

4.4*	Letter Agreement dated as of December 9, 2014 between the Company and 31 Group LLC.

5.1*	Opinion of Pryor Cashman LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of BDO USA, LLP.

23.4*	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of the original Registration Statement on Form S-3 filed with the SEC on November 4, 2014).

* Previously filed.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Shrewsbury, State of New Jersey, on January 13, 2015.

INTERCLOUD SYSTEMS. INC.

By:	/s/ Mark Munro
Mark Munro
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signatures	Title	Date

	/s/ Mark Munro	Chief Executive Officer and Chairman of the Board of Directors	January 13, 2015
	Mark Munro	(Principal Executive Officer)

	/s/ Timothy A. Larkin	Chief Financial Officer	January 13, 2015
	Timothy A. Larkin	(Principal Financial Officer and Principal Accounting Officer)

	*	Director	January 13, 2015
Mark Durfee

	*	Director	January 13, 2015
Charles K. Miller

	*	Director	January 13, 2015
Neal L. Oristano

* By:	/s/ Mark Munco
Mark Munco, as Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit Number	Exhibits

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on August 5, 2013).

4.2	Form of Warrant, dated as of October 8, 2014, to purchase shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014).

4.3	Registration Rights Agreement, dated October 8, 2014, between InterCloud Systems, Inc., and the investor party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014).

4.4*	Letter Agreement dated as of December 9, 2014 between the Company and 31 Group LLC.

5.1*	Opinion of Pryor Cashman LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of BDO USA, LLP.

23.4*	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of the original Registration Statement on Form S-3 filed with the SEC on November 4, 2014).

* Previously filed.

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